UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WILSHIRE ENTERPRISES, INC.
(Name of the Registrant as Specified In Its Charter)

 (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE
AMEX: WOC

Wilshire Enterprises, Inc. Settles Proxy Contest with Full Value Group

NEWARK, N.J., April 3, 2009 –Wilshire Enterprises, Inc. (“Wilshire” or the “Company”) (Amex: WOC) announced today that it has entered into an agreement to settle the proxy contest with Bulldog Investors, Full Value Partners, L.P. and certain of their affiliates.  Under the terms of the agreement, the Full Value group has agreed to (1) terminate its proxy solicitation and withdraw its nominees for election to the Board of Directors and its proposal that the Company pursue a liquidity event, and (2) vote in favor of the Board’s director nominees and in the manner recommended by the Board on each other matter that is voted on at the Company’s upcoming Annual Meeting.  The Full Value group has also agreed to comply with certain standstill restrictions with respect to ownership of Wilshire stock and certain other matters.  The Company and the Full Value group signed mutual releases with respect to any claims that they may have had against each other.

The agreement also states that, subject to certain specified conditions, Wilshire, a third party or Wilshire together with a third party, will commence a tender offer for at least 4.0 million shares of the Company’s outstanding common stock at a price of $2.00 per share.  The Full Value group has agreed to tender all of the shares of Company common stock that it beneficially owns in such tender offer.  Wilshire agreed in the settlement agreement not to close the tender offer earlier than August 19, 2009 or later than September 4, 2009.  The Company has not commenced the tender offer, and the description of the tender offer contained in this press release is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company.  There can be no assurance that any tender offer will be commenced or if commenced that it will be consummated.

Wilshire’s Annual Meeting of Stockholders has been adjourned until April 20, 2009, commencing at 1:00 PM at the Double Tree Hotel (formerly the Spencer Hotel), 700 North King Street, Wilmington, Delaware 19801. The record date for stockholders entitled to vote at the meeting remains January 23, 2009.

As the result of the Full Value group’s termination of its proxy solicitation, the GREEN proxy card, which stockholders may have previously submitted to the Full Value group, will not be voted at the annual meeting.  Accordingly if any stockholder previously submitted a GREEN proxy card and desires to vote, it is very important that the stockholder sign, date, and return a WHITE proxy card or submit a proxy by Internet or telephone following the instructions on the WHITE proxy card.  Proxies granted by the GREEN proxy card included with the Full Value group’s proxy statement will not be included in determining whether or not a quorum is present and will not be counted in tabulating the number of votes cast for or against any matter voted upon at the annual meeting.  In addition, votes that stockholders may have previously authorized to be cast by the Full Value group by telephone or the Internet will not be cast.  Stockholders needing any assistance voting their shares should contact the Company’s proxy solicitor, Innisfree M&A Incorporated, by calling them toll-free at (888) 750-5834.

ADDITIONAL INFORMATION

Wilshire Enterprises, Inc. (“Wilshire”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on February 10, 2009.  In addition, Wilshire has filed, and may file additional, other solicitation materials regarding this proxy solicitation. WILSHIRE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.  THE PROXY STATEMENT AND OTHER SOLICITATION MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. Investors and stockholders may also obtain a free copy of the proxy statement, and other materials and any other documents that may be filed by Wilshire with the SEC in connection with the Annual Meeting, by directing a request to Innisfree M&A Incorporated which is assisting Wilshire in this matter, by calling them toll-free at (888) 750-5834.  Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Wilshire’s stockholders is available in Wilshire’s proxy statement filed with the Securities and Exchange Commission on February 10, 2009.

TENDER OFFER STATEMENT

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any shares. The full details of any tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which will be mailed to stockholders promptly following commencement of the offer. Stockholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Stockholders may obtain free copies, when available, of the offer to purchase, the letter of transmittal and other related materials that will be filed with the Securities and Exchange Commission at the Commission’s website at www.sec.gov.  When available, stockholders also may obtain a copy of these documents, free of charge, from the Company by directing a request to:  Mr. Kevin Swill, President and Chief Operating Officer, Wilshire Enterprises, Inc., 1 Gateway Center, Newark, New Jersey 07102, Telephone (201) 420-2796.

FORWARD-LOOKING STATEMENTS

All non-historical statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future.  Such forward-looking statements involve certain risks and uncertainties, including risks cited in reports filed by Wilshire with the Securities and Exchange Commission.  Actual results may differ materially from such forward-looking statements. Wilshire Enterprises, Inc. assumes no obligation for updating any such forward-looking statement at any time.

Company Contact:   Sherry Wilzig Izak, Chairman, 201-420-2796
Agency Contact:      Neil Berkman, Berkman Associates, 310-826-5051